Exhibit 10.42

Execution Version

AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th day of July, 2012 by and between ENPHASE ENERGY, INC., a Delaware corporation (“Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of June 13, 2011, as amended by that certain Amendment No. 1, dated as of June 20, 2011, that certain Amendment No. 2, dated as of November 14, 2011, and that certain Amendment No. 3, dated as of December 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to extend and make available to the Borrower certain extensions of credit.

B. The Borrower and the Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS.

1.1 Section 7.1 (Financial Reports). Sections 7.1(a), (b) and (c) of the Loan Agreement are hereby amended and restated in their entirety as follows:

“7.1 Financial Reports. Borrower shall furnish to Lender the Compliance Certificate in the form of Exhibit D monthly within 30 days after the end of each month and the financial statements listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event, within 30 days after the end of each of the first two months of each fiscal quarter, and within 45 days after the end of the last month of each fiscal quarter), unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and, if required to be delivered by other providers of Indebtedness to Borrower, consolidating basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;

(c) as soon as practicable (and in any event within 180 days) after the end of each fiscal year (beginning with the 2011 fiscal year of Parent), unqualified audited financial statements as of the end of such year (prepared on a consolidated and, if required to be delivered by other providers of Indebtedness to Borrower, consolidating basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender (it being understood that Deloitte & Touch LLP is acceptable to Lender), accompanied by any management report from such accountants;

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) the Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, filed by the Borrower with the Securities and Exchange Commission on March 12, 2012 as Exhibits 3.3 and 3.5, respectively, to Amendment No. 7 to Form S-1, remain true, accurate and complete and have not been amended, restated, supplemented or otherwise modified and continue to be in full force and effect;

(d) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights generally; and

(f) as of the date hereof, the Borrower has no defenses against the obligations to pay any amounts under the Obligations.

The Borrower understands and acknowledges that the Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent in form and substance satisfactory to the Lender (the “Effective Date”):

4.1 Amendment. The Lender shall have received duly executed counterparts of this Amendment signed by the parties hereto.

5. EXPENSES. The Borrower agrees to pay the Lender’s costs and expenses (including the fees and expenses of the Lender’s counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment, and all other Lender expenses (including the fees and expenses of Lender’s counsel, advisors and consultants) payable in accordance with Section 11.11 of the Loan Agreement.

6. COUNTERPARTS. This Amendment may be signed originally or by facsimile or other means of electronic transmission in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by the Lender with respect to the Borrower shall remain in full force and effect.

8. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. The Borrower and the Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

ENPHASE ENERGY, INC.

By:	/s/ Sanjeev Kumar
Name:	Sanjeev Kumar
Title:	Chief Financial Officer

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

[Signature Page to Amendment No. 4 to Loan and Security Agreement]

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